Exhibit 99.2

STOCK PURCHASE AGREEMENT

by and among

Sykes Enterprises, Incorporated (not as a Seller)

SEI International Services S.a.r.l. (as Seller)

and

Eugenio Arceu García

as Buyer

dated March 30th, 2012

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 30th day of March, 2012 by and between SEI International Services S.a.r.l., a Luxembourg corporation (the “Seller”), and Sykes Enterprises, Incorporated, a Florida corporation (“Sykes”), on the one part, and, on the other part, Mr. Eugenio Arceu García, a Spanish citizen and business man with national identity card number 54070676E (“the Buyer”, and together with the Seller and Sykes, the “Parties” and each a “Party” to this Agreement).

RECITALS

A. Sykes Enterprises Incorporated, S.L., a sociedad limitada unipersonal duly organized and validly existing under the laws of the Kingdom of Spain, with tax identification number B-35539063 (the “Company”) is a contact center operator that provides call and contact center services through operational sites located in the cities of Lugo and La Coruña in the Territory (as defined below), as such business is currently conducted by the Company (the “Business”);

B. The Seller owns all of the issued and outstanding capital stock of the Company; and

C. The Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer the Membership Interests (as this term is defined below), on the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” means this agreement with all its Exhibits and Schedules.

“Business” has the meaning specified in the Recital A of the Agreement.

“Buyer’s Basket” has the meaning set forth in Section 6.6 (b).

“Buyer’s Indemnification Cap” has the meaning specified in Section 6.6. (b).

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Buyer Loss” has the meaning specified in Section 6.2.

“Closing” means the sale and purchase transaction of the Membership Interests consummated by the Buyer and the Seller by virtue of this Agreement, on the terms and conditions set forth herein.

“Closing Date” means the date hereof, that is, March 30, 2012.

“Company” has the meaning specified in Recital A of this Agreement.

“Confidential Information” means all proprietary information and trade secrets of the Company and the parties including, without limitation, (a) information comprising the identity, lists or descriptions of any customers, partners, suppliers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals or bidding information; (d) business plans, marketing plans, training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; (g) management systems, policies or procedures, including related forms and manuals; (h) patent applications, know-how, formulations, techniques, processes, formulae, methods, results, research programs, the existence, scope and activities of any research, development, manufacturing, marketing, or other projects, (i) any other intellectual property and (j) information and details relating to this Agreement and the transactions contemplated hereby. Confidential Information shall not include any information that the disclosing Party can show by competent evidence (i) is generally available to the public through no fault of the said party, (ii) was or is independently developed by the said party apart from use of any Confidential Information or (iii) which is subsequently disclosed by any third party not in breach of a confidentiality obligation.

“Corporate Licenses” has the meaning specified in Section 2.5(c).

“Disagreement Notice” has the meaning specified in Section 6.5.

“Encumbrance” means any lien, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.

“Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any irrevocable capital contribution, option, warrant, purchase right, conversion right, exchange rights or other contractual obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“GAAP” means Generally Accepted Accounting Principles of Spain, consistently applied.

“Governmental Authority” means any foreign, federal, provincial, municipal, local or other governmental authority or regulatory body. Labor unions shall not be deemed a “Governmental Authority” for purposes hereof.

“Indemnitee” has the meaning specified in Section 6.4(a).

“Indemnitor” has the meaning specified in Section 6.4(a).

“Knowledge” shall mean actual knowledge.

“Laws” means all foreign, federal, provincial, municipal and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons and to the businesses and assets thereof.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether asserted or unasserted, whether determined, determinable or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due whether disclosed in a schedule to this Agreement or not.

“Losses” shall refer to the “Buyer Losses” or to the “Sellers Losses” as defined in Section 6.2 and 6.3, as the case may be.

“Membership Interests” means one thousand four hundred sixty one (1,460) common membership interests (participaciones sociales) of the Company, numbered from 1 to 1,460 both inclusive, fully subscribed and paid-in, of € 1,000.00 (Euro One Thousand) face value each, entitled to one vote each, which, collectively, represent 100% of the Company’s total issued and outstanding capital and voting stock. In all cases, such Membership Interests include and shall include any and all voting and economic rights relating thereto, and any rights to declared or undeclared dividends, rights to reserves, capital contributions and the subscription rights resulting thereof, paid-in surplus, and any other Equity Interests in the Company

“Minutes” has the meaning specified in Section 2.4.

“Notice of Claim” has the meaning specified in Section 6.4(b).

“Parties” has the meaning specified in the first paragraph of this Agreement.

“Party” has the meaning specified in the first paragraph of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, Governmental Authority or other entity.

“Ponferrada Business” has the meaning specified in Section 2.4.

“Ponferrada Transaction Documents” has the meaning specified in Section 2.4.

“Purchase Price” has the meaning specified in Section 2.2.

“Samsung” has the meaning specified in Section 2.5.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller’s Basket” has the meaning specified in Section 6.6 (a).

“Seller’ s Indemnification Cap” has the meaning set forth in Section 6.6 (a).

“Seller’s Loss” has the meaning set forth in Section 6.3.

“Territory” means the Kingdom of Spain.

“Third Party Claims” has the meaning specified in Section 6.4(c).

ARTICLE II

PURCHASE AND SALE OF MEMBERSHIP INTERESTS;

EXCLUDED ASSETS; POST-CLOSING COVENANTS

2.1 Purchase and Sale of Membership Interests. Upon the basis of the representations and warranties herein, for the consideration, and subject to the terms and conditions set forth in this Agreement, the Seller hereby sells, assigns, transfers and delivers to the Buyer, free and clear of any Encumbrances thereon, and the Buyer hereby purchases from the Seller, the Membership Interests, which Membership Interests, as defined in Article I of this Agreement, collectively, represent one hundred percent (100%) of the Company’s total issued and outstanding capital and voting stock.

2.2 Purchase Price. The total, aggregate purchase price for the Membership Interests is One Euro (€1.00) (the “Purchase Price”).

2.3 Payment of Purchase Price.

(a) The Purchase Price is being paid by the Buyer to the Seller in one lump sum contemporaneously with the execution and delivery of this Agreement by delivering an aggregate amount of One Euro (€1.00) to the Seller in hard cash. The Seller hereby acknowledges receipt of the Purchase Price from the Buyer.

(b) Prior to the date hereof, the Seller has delivered to the Company’s bank account with the Banco Bankinter, by wire transfer of immediately available funds, an aggregate amount of € 6,425,744.42 (Euros Six Millions Four Hundred Twenty Five Thousand Seven Hundred Forty Four w./ 42/100), as additional paid in capital (“Aportaciones de socios o propietarios” as the term is defined in account number 118 of the General Accounting Plan in force) to be used by the Company for the conduct and operation of the Business and for coverage of potential contingent Liabilities of the Company.

2.4 Exclusion of Ponferrada Business Unit.

The Buyer hereby acknowledges and agrees that the Company’s call center operations business located at the Company’s premises in the City of Ponferrada, along with the assets and liabilities relating thereto (“Ponferrada Business”), has been sold by the Company to Iberphone, S.A.U. (“Teleperformance”), prior to the Closing, pursuant to that certain Asset Purchase Agreement by and between the Company and Teleperformance dated as March 29, 2012 (the “Ponferrada Agreement”), as approved by that certain decision made by the sole member of the Company. Both the Ponferrada Agreement and the minutes of the decision of the sole member (the “Minutes”, and together with the Ponferrada Agreement, and any and all Exhibits and Schedules thereto, collectively, the “Ponferrada Transactions Documents”) are attached hereto as Exhibit B. The Purchaser hereby acknowledges and fully agrees to all of the terms and conditions set forth in the Ponferrada Transaction Documents.

2.5 Post-Closing Covenants and other Actions of the Parties.

(a) Non-solicitation Covenant by the Buyer. The Buyer hereby acknowledges and agrees that Samsung is a valuable global customer of Sykes served by Sykes (and its affiliates) from Sykes’ services operations centers throughout the world, including, without limitation, its service center located in Romania. The Buyer hereby covenants and agrees that, for a period of three (3) years as of the Closing Date, the Buyer shall not, and shall cause the Company not to, directly or indirectly, whether alone or in association with any other person: (i) solicit, or attempt to solicit, away from Sykes any of the Sykes’ existing businesses with Samsung anywhere in the world; and (ii) divert, or attempt to divert Samsung from doing business with Sykes or attempt to induce Samsung to cease being or becoming a customer of Sykes. In the event that the Buyer desires to sell a number of its Membership Interests such that the purchaser of such Membership Interests will have acquired a controlling stake in the Company, then the Buyer hereby covenants and agrees to perform such Membership Interests sale transaction under the condition precedent that the purchaser of the Membership Interests covenants and agrees to be abide by the same restrictive provisions set forth in this Section 2.5(a).

For the purpose of clarification, should the Company offer its services to Samsung in the context of an open contest or “request for proposal” from the client, known to Sykes, it should not be considered a breach of this covenant.

(b) Sykes Trademarks. The Buyer covenants and agrees to cause Company to discontinue all use of the trademark “Sykes” (or any derivatives therefrom) in the Territory or elsewhere in the world within forty five (45) days following the Closing Date. Notwithstanding the foregoing, the Company covenants and agrees not, and the Buyer shall cause the Company not to, actively use or market the Sykes trademarks during the above-mentioned periods. Under no circumstances shall the Buyer (and the Buyer hereby covenants to cause the Company to never) actively carry out any actions that, by their nature, would mislead the market to believe that the Company is still part of the Sykes group. The Buyer shall (and the Buyer shall cause the Company to) indemnify and hold Sykes harmless from any damages arising out of or resulting from the Buyer’s breach of any of the covenants and obligations above. No fees or compensation whatsoever shall be payable by the Buyer or the Company to Sykes or the Seller in connection with the use by Company of the Sykes trademark during such 45 days period. Furthermore, the Buyer covenants and agrees to change, within 1-month period, its current entity name “Sykes Enterprises Incorporated, S.L.” to a name not containing the words and Sykes. The Buyer hereby acknowledges that Sykes, Sykes Enterprises, Incorporated, are all trademarks of Sykes. Furthermore, the Buyer covenants and agrees to cause the Company to never register, neither in the Territory nor elsewhere in the world, any web domain utilizing the words Sykes (or any derivatives therefrom).

c) Corporate Licenses. The Buyer covenants and agrees to cause the Company to cease the use of each and all of the corporate licenses listed in Schedule 2.5(c) hereto (the “Corporate Licenses”), on or before July 15, 2012. No fees or compensation whatsoever shall be payable by the Buyer or the Company to Sykes or the Seller in connection with the use by the Company of the above-mentioned Corporate Licenses. Proprietary “Corporate Licenses” are those licenses granted, expressly or by implication, by Sykes to the Company for use by Company of the Sykes’ Corporate Licenses. Sykes shall make its best efforts to complete the transfer process of the “corporate licenses”. Furthermore, for a transitional period of 45 days as of the date hereof Sykes will keep up and running the e-mail account names of employees all of which will promptly be redirected by the Company, upon the instruction of the Purchaser in his capacity as “Sole Administrator”, to the new e-mail accounts under the Company’s new domain name.

(d) Non-disparagement. The Buyer acknowledges that Sykes have a reputation for offering high quality call/contact center and business process outsourcing (BPO) services to customers throughout the world and desire to maintain its reputation and receive positive publicity. The Buyer therefore covenants and agrees not to, and to cause the Company and its high-rank management not to, directly or indirectly make any oral, written or recorded public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of Sykes and its Affiliates. Sykes and the Seller hereby covenant and agree to cause its employees, subcontractors and agents and other representatives to never, directly or indirectly make any oral, written or recorded public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of the Company.

(e) Board Composition. The Buyer hereby covenants and agrees to appoint himself as a board member (consejero) of the Company’s board of directors (Consejo de Administración) or, alternatively, as the Company’s sole administrator, in both cases for at least two (2) years as of the Closing Date. If appointed a member of the board, then the Buyer shall act as its chairperson. The Buyer may switch back and forth from one role to another depending on the management needs of the Company.

(f) Bonus Payment to Mr. Ramírez. The Buyer shall cause the Company to dismiss without cause (despido improcedente), effective as of April 30, 2012, the Company’s

Chief Financial Officer, Mr. Antonio Ramírez Barragán, and pay Mr. Ramírez (i) the severance costs mandated by applicable law (i.e., 45 days), and (ii) an additional compensation in an amount equivalent to one half of Mr. Ramirez’ annual gross salary, which shall be payable to Mr. Ramírez concurrently with the payment of the applicable severance costs.

(g) Liquidated Damages. In the event that, due to a breach by the Buyer of its covenant agreed to in paragraph (a) (Samsung) above, Sykes looses an existing business with Samsung anywhere in the world, then Sykes shall be entitled to collect from the Buyer or the Company, at Sykes’ election, liquidated damages in the amount of Five Hundred Thousand United States Dollars (USD 500,000), which shall be in addition to all other remedies available at law or equity or under this Agreement to Sykes.

(h) Further Action. In case at any time after the Closing any further action is legally necessary or reasonably desirable (as determined by the Buyer, the Seller or Sykes) to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article VI below). The Buyer and Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.

(i) Confidentiality. For a period of two (2) years from and after the Closing, Date the Parties will (a) preserve the confidentiality of all Confidential Information, (b) refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the intended benefit of the Company, the Parties or their Affiliates, and (c) deliver promptly to the other Party or destroy, at the written request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any of the Parties is requested or required (by oral question or written request for information or documents in the legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, the said party will notify the other Party promptly of the request or requirement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

Each of Sykes and the Seller, severally and jointly, represents and warrants to the Buyer that:

3.1 Capitalization. The capital stock of the Company consists of 1,460 of common membership interests numbered from 1 to 1,460, face value €1,000.00 (Euro One Thousand) each, all of which are issued and fully paid-in. The Seller owns beneficial and legal title to all of the Membership Interests, free and clear of any Encumbrances. None of the Membership Interests was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Seller owns one hundred percent (100%) of the issued and outstanding capital stock of the Company.

3.2 No Liens on Membership Interests. The Seller owns the Membership Interests free and clear of any Encumbrances other than the rights and obligations arising under this Agreement. None of the Membership Interests of the Company is subject to any outstanding option, warrant, call, preemptive right or similar right of any other Person to acquire the same, and none of the Membership Interests is subject to any restriction on transfer thereof. The Seller has full power and authority to convey good and marketable title to the Membership Interests free and clear of any Encumbrances.

3.3 Other Rights to Acquire Capital Stock. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

3.4 Due Organization. The Company is a Sociedad Limitada (Unipersonal) duly organized, validly existing, and is, in all material respects, in good standing under the laws of the Kingdom of Spain and has full corporate power and authority to carry on the Business as now conducted by the Company.

3.5 Due Authorization. The Seller has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligations of Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors’ rights and debtors’ obligations generally. The execution, delivery, and performance of this Agreement by the Seller, do not (a) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement (except to and up to the extent evidenced therein) to which the Company is or Seller are a party, or by which any of them or any of their respective property is bound, or (b) violate or conflict with any provision of the by-laws (Estatutos) of the Company.

3.6 Certain Actions. Since February 29, 2012, the Company has not, except as disclosed on Schedule 3.6 and up to the Closing Date, neither the Seller nor the Company’s existing registered managers have, acting personally, caused the Company to undertake any obligations not known by the Buyer other than those incurred in the ordinary course of business consistent with past practice. The Buyer hereby acknowledges and agrees that the payment by the Company of the so-called inter-company account payables in the amount of € 199,948.23 (Euros One Hundred Ninety Nine Thousand Nine Hundred Forty Eight and 23/100) does not qualify as a payment made by the Company out of the ordinary course of business.

3.7 Disclaimer of Sykes and the Seller. (a) Except as expressly set forth in this Section 3, neither Sykes nor the Seller, their Affiliates or any of their respective officers, directors, employees, representatives or shareholders (or affiliates thereof) make or have made any other representation or warranty, express or implied, at law or in equity, in respect of any of the Business, the Company or the assets of the Company, including with respect to (i) the operation of the Business after the closing or (ii) the probable success or profitability of the Business after the Closing; and (b) except for the breach of any of the representations and warranties made by Sykes and the Seller in Sections 3.1 to 3.6, none of Sykes and the Seller, their Affiliates, or any of their respective officers, directors, employees, representatives or shareholders (or affiliates thereof) will have or be subject to any liability or indemnification obligation to the Buyer or to any other person resulting from the distribution to the buyer, their respective Affiliates or representatives of, or the Buyer’s use of, any information relating to the Business, and any information, documents or material made available to Buyer, whether orally or in writing, in certain “data rooms”, management presentations, functional “break out” discussions, responses to questions submitted on behalf of the Buyer or in any other form in expectation of the transactions contemplated by this Agreement.

ARTICLE IV

BUYER’S REPRESENTATIONS AND WARRANTIES

The Buyer represents and warrants to Sykes and the Seller that:

4.1 Due Authorization. The Buyer has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. The Buyer is not under guardianship or similar custodial arrangement, is otherwise competent to enter into this Agreement, and is not subject to any pre-nuptial agreement (capitulación matrimonial), divorce or separation proceeding or decree which would give a third party any direct or indirect rights in the Buyer’s assets. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions.

4.2 Non-Violation. Neither the execution and delivery by the Buyer of this Agreement nor the consummation by the Buyer of any of the transactions contemplated hereby or thereby, will, or will with the lapse of time, giving of notice, or both, (A) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which he is bound or to which any of his assets is subject or (B) require any approvals.

4.3 Proceedings. There are no suits, actions, claims, proceedings, or investigations pending or, to the Knowledge of the Buyer, threatened against, relating to or involving the Buyer that would reasonably be expected to impair in any material respect the ability of the Buyer to perform his obligations hereunder or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

4.4 Buyer’s Net Assets. The fair value of the assets of the Buyer, at a fair valuation, exceeds his debts and liabilities, subordinated, contingent or otherwise. The Buyer is able to pay his debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4.5 Sophisticated Buyer. The Buyer is a sophisticated buyer and has adequate information concerning the Business and financial condition of the Company and the to make an informed decision regarding the purchase of the Business and has independently and without reliance upon Sykes or the Seller and based on such information as the Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement.

ARTICLE V

CLOSING DELIVERIES

The following closing deliverables are hereby delivered by the Seller to the Buyer, and the Buyer hereby acknowledges receipt from the Seller of:

(i) Corporate Books. The Minutes Book.

(iii) Resignation Letters. Signed letters of resignation from Messrs W. Michael Kipphut and John Chappman as managers, that is as Administradores Solidarios of the Company effective as of the Closing Date.

(iv) Financial Statements. The following financial statements and documentation of the Company: (a) Audited financial statements as of December 31, 2011 (“Audited Financial Statements”), attached hereto as Exhibit A; (b) Supplementary financial statements setting forth a breakdown of the figures and data contained in the Audited Financial Statements separating the Ponferrada Business from the rest of the Company’s business, attached hereto as Exhibit C; (c) Non-audited financial statements as of February 29, 2012 (excluding the assets and liabilities of the Ponferrada Business), attached hereto as Exhibit D; and (d) Supplementary financial statements listing the assets and liabilities of the Ponferrada Business as of February 29, 2012, attached hereto as Exhibit E.

ARTICLE VI

INDEMNIFICATION

6.1 Survival of Representations and Warranties and Obligations.

(a) The representations and warranties (including the exceptions to any representations or warranties) made by Sykes, the Seller, and the Buyer, and contained herein or in any exhibit, schedule or certificate delivered under this Agreement shall survive the Closing until the second anniversary of the Closing Date and shall terminate and be of no further force and effect after such date.

(b) Notwithstanding the foregoing, if written notice of a claim for breach of a representation or warranty has been given by the Party seeking indemnification on or prior to the expiration of the 3-year period set forth above, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.

(c) Notwithstanding the foregoing provisions, each of Sykes and the Seller joint obligations to indemnify Buyer pursuant to Section 6.2 below shall continue for the applicable statute of limitations with respect to any claim involving fraud on the part of Sykes or the Seller, and any representation and warranty that is the subject of such claim shall survive for such period.

6.2 Indemnification by the Seller.

(a) Subject to the limitation in time set forth in Section 6.1 above and the limitations set forth below in Section 6.6, the Buyer and their successors and permitted assigns shall be indemnified and held harmless by Sykes and the Seller, from any and all liabilities, losses, damages (excluding consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by the Buyer or the Company (hereinafter a “Buyer Loss”), actually arising out of or resulting from only the breach of any representation or warranty by Sykes or the Seller contained in Section 3.

(b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY ANY OF SYKES OR THE SELLER AND SUCH OTHER LIABILITY (IF ANY) FOR WHICH SYKES AND THE SELLER HAVE AGREED TO INDEMNIFY THE BUYER PURSUANT TO SECTION 6.2 HEREUNDER, ALL OTHER LIABILITY (AS THIS TERM IS DEFINED IN SECTION 1.1, AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF CLOSING, CONTINGENT OR OTHERWISE) OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, LIABILITY OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO, AND LIABILITY THAT IS BASED UPON OR THAT RESULTS FROM THE OPERATION OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING, IS HEREBY BEING TRANSFERRED ONTO AND ALLOCATED TO, AND WILL REMAIN SOLELY WITH, THE COMPANY AND, ULTIMATELY, THE BUYER, AFTER CLOSING. ACCORDINGLY, EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY SYKES OR THE SELLER AND SUCH OTHER LIABILITY (IF ANY) FROM WHICH THE BUYER SHALL BE INDEMNIFIED BY SYKES OR THE SELLER PURSUANT TO THE SELLER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.2 HEREUNDER, SYKES AND THE SELLER SHALL HAVE NO FURTHER LIABILITY TO COMPANY NOR TO THE BUYER FOR ANY LIABILITY OF COMPANY OR THE BUYER, EVEN IF AND REGARDLESS OF WHETHER SUCH LIABILITY WAS KNOWN OR UNKNOWN AT THE TIME OF CLOSING OR WHETHER THAT LIABILITY WAS NOT REFLECTED IN THE BALANCE SHEET OF THE COMPANY EVEN IT WAS LIABILITY OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR

DISCLOSED IN THE NOTES THERETO, AND REGARDLESS OF THE SOURCE GIVING RISE TO SUCH LIABILITY, OR WHETHER THAT LIABILITY IS BASED UPON OR RESULTS FROM THE OPERATIONS OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING, AND EVEN IF COMPANY IS OPERATED IN THE SAME MANNER AFTER THE CLOSING AS PRIOR TO THE CLOSING.

6.3 Indemnification by Buyer. Subject to the limitation in time set forth in Section 6.1 above, the limitations set forth below in Section 6.6(b), the Buyer shall (and the Buyer shall cause the Company to) to indemnify and hold harmless Sykes and the Seller and their officers, directors, employees, successors and assigns, from any and all liabilities, losses, damages (excluding consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it (hereinafter a “Seller Loss”) actually arising out of or resulting from:

(a) the breach of any representation or warranty by the Buyer contained herein;

or

(b) the breach of any covenant or agreement by the Buyer contained herein or in Exhibit B (Ponferrada Sale).

6.4 Indemnification Procedures.

(a) For the purposes of this Section 6.4 and Section 6.5, the term “Indemnitee” shall refer to the person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 6.2 or 6.3, as the case may be; the term “Indemnitor” shall refer to the person having the obligation to indemnify pursuant to such provisions; and “Losses” shall refer to the “Seller Losses” or the “Buyer Losses”, as the case may be.

(b) An Indemnitee shall give written notice (a “Notice of Claim”) to the Indemnitor within ten (10) business days after the Indemnitee has actual knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. A claim shall be deemed covered by this Section 6 if it arises within the period set forth in Section 6.1 above and notice is given by Indemnitee to Indemnitor no later than sixty (60) days after expiration of said applicable period. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(c) The obligations and liabilities of an Indemnitor under this Article VI with respect to losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article VI (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: The Indemnitee at the time it gives a

Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by its own counsel and at its own expense in defense of such Third Party Claim. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by its own counsel and/ at its own expense in the defense of such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim may be settled or judgment entered by consent by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No Third Party Claim may be settled or judgment entered by consent by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

6.5 Dispute Resolution. If the Indemnitor disagrees with any matter relating to the claim that constitutes the subject matter of the Notice of Claim, the Indemnitee shall, within fifteen (15) days after the reception of the Notice of Claim, provide the Indemnitee with notice of such disagreement (a “Disagreement Notice”) setting forth in reasonable detail the nature and basis of such disagreement. If the Indemnitor timely provides a Disagreement Notice to the Indemnitee, representatives of each Party shall meet promptly and attempt in good faith to resolve any differences. If the Parties cannot mutually resolve such disagreement within fifteen (15) days after the Indemnitee’s receipt of the Disagreement Notice, such dispute shall be submitted to arbitration as provided under Section 7.7.

6.6 Limitations on Indemnification.

(a) Notwithstanding anything herein to the contrary, Sykes and the Seller shall not be obligated to indemnify the Buyer under Section 6.2: (i) unless the aggregate of all of the Buyer Loss exceeds Fifty Thousand United States Dollars (US$ 50,000.00) (the “Sellers’ Basket”), in which case the Buyer shall be entitled to recover all of the Buyer Loss, including such US$ 50,000.00 or (ii) to the extent that the aggregate of all the Buyer Losses exceed One Million (US$ 1,000,000.00) (the “Sellers’ Indemnification Cap”), provided, however, that the Sellers’ Basket and the Sellers’ Indemnification Cap shall not apply to any Sykes and Sellers indemnification obligation arising out of, relating to or resulting from fraud , in which case no liability cap shall apply.

(b) Notwithstanding anything herein to the contrary, Buyer shall not be obligated to indemnify Sellers under Section 6.3 (i) unless the aggregate of all of the Sellers Loss exceeds Fifty Thousand United States Dollars (US$50,000.00) (the “Buyer’s Basket”), in which case the Sellers shall be entitled to recover all of the Sellers’ Loss, including such US$50,000.00) or (ii) to the extent that the aggregate of all the Sellers Losses exceed One Million United States Dollars (US$ 1,000,000.00) (the “Buyer’s Indemnification Cap”), provided, however, that the Buyer’s Basket and the Buyer’s Indemnification Cap shall not apply to any Buyer indemnification obligation arising out of, relating to or resulting from fraud by Buyer, in which case no liability cap shall apply.

(c) For all purposes of this Section 6, the Buyer Loss or Sykes or the Seller’s Loss, as the case may be, shall be net of (i) any insurance or other recoveries payable to the indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) any tax benefit with a direct cash effect on corporate tax payments for the year, available to the indemnified Party or its Affiliates arising in connection with the accrual, incurrence or payment of any such Buyer Loss or Sellers Loss, as the case may be.

6.7 Statutes of Limitations. Neither the Buyer, Sykes, the Seller nor any other person who may be entitled to indemnification pursuant to this Article VI shall agree to any extension of a statute of limitations that may be applicable to a Third Party Claim in respect of which a Party hereto may be obligated to provide indemnification under this Article VII without the prior written consent of such potential Indemnitor.

6.8 Exclusive Remedy. Subject to the provisions set forth in Section 7.10 (Specific Performance), from and after the Closing, except for fraud, no Party hereto shall be liable or responsible in any manner whatsoever to the other Parties, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article VI which provide the sole and exclusive remedies and causes of action of the Parties hereto with respect to any matter arising out of or in connection with the Agreement. Each Party hereto shall take all reasonable steps to mitigate its damages (i.e., the Buyer Loss or the Seller Loss, as the case may be) upon and after becoming aware of any event which could reasonably be expected to give rise to any damages.

6.9 Effect of Buyer Knowledge. No claim for indemnity for a breach of a particular representation, warranty or covenant shall be made after the Closing if the Buyer had Knowledge (including by virtue of any disclosure schedule) of such breach as of the Closing.

ARTICLE VII

MISCELLANEOUS

7.1 Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all Parties hereto. No failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made if sent by registered or certified mail (postage prepaid, return receipt requested) or by a recognized overnight delivery service (with delivery confirmed) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

Sykes and the Seller:

Sykes Enterprises, Inc.

400 North Ashley Drive

Tampa, FL 33602

Attention: General Counsel

and a copy (which shall not constitute notice) to:

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, FL 33602

Attention: Paul R. Lynch, Esq.

The Buyer:

Sr. D. Eugenio Arceu García

Avenida de Benigno Rivera, 101

Polígano “O”, Ceao

27003 Lugo

España

and a copy (which shall not constitute notice) to:

George Hunter, Esq

Plaza de la República Argentina, 8

28002 Madrid

España

or to such other address as to any Party hereto as such Party shall designate by notice pursuant to this Section 7.2 to the other parties hereto.

7.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and, in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Each Party may rely upon: (i) original signatures; (ii) signatures delivered via facsimile, or by digital and/or electronic means; and (iii) digital signatures duly referencing the Agreement (except with respect to documents required to be signed in the presence of a third party or documents having an additional qualifying requirement in addition to the signature) and each of the foregoing methods constitutes a sufficient signing of record and shall carry the full legal force and effect of a handwritten signature under Florida law.

7.4 Expenses. Each of the Parties hereto will bear all costs, charges and expenses incurred by such Party in connection with this Agreement and the consummation of the transactions contemplated herein.

7.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Buyer and the Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor the representations and warranties contained herein shall be assignable, unless made to a company or subsidiary controlled by the assigning Party without the prior written consent of the other Party at its discretion, but not to be unreasonably withheld,. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedy under or by reason of this Agreement.

7.6 Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

7.7 Applicable Law. Dispute Resolution.

(a) This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the laws of the State of New York, United States of America.

(b) All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“Rules of Arbitration”). The arbitral tribunal shall consist of three arbitrators who shall be appointed in the following manner: (1) Each Party shall nominate in the Request and the Answer, respectively, one arbitrator for confirmation. If a Party fails to nominate an arbitrator, the appointment shall be made by the court. (2) The third arbitrator, who will act as president of the arbitral tribunal, shall be jointly appointed by the two party-appointed arbitrators, subject to the objection of either of the Parties. Should such procedure not result in a nomination within 30 days from the confirmation or appointment of the co-arbitrators, the third arbitrator shall be appointed by the Court. Nominations of arbitrators will be subject to confirmation pursuant to Article 13 of the Rules of Arbitration. The language of the arbitration shall be English. The substantive law applicable to the arbitration shall be the internal laws of the State of New York, without giving effect to principles of conflicts of law. The seat of the arbitration for all procedural purposes, including vacatur, shall be and the award shall issue from Miami, Florida, USA. The Parties, however, designate Madrid, Spain, as venue, not seat, where the physical arbitral hearings shall take place. Each Party agrees not to discuss publicly the status of any dispute, arbitration or other proceeding initiated relating to this Agreement until a final, binding resolution has been reached. Therefore, the parties agree that the proceedings are to be not just private, but confidential. The Parties waive any right to avail themselves of the judicial assistance mechanism provided for in 28 U.S.C. §1782.

7.8 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision that is as similar as possible to such illegal, invalid or unenforceable provision and is legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

7.9 Public Announcements. The Buyer shall (and the Buyer shall cause the Company to) not make any public announcement of the transactions contemplated hereby until (i) Sykes communicates the transaction to the United States stock market regulatory and supervisory body (“SEC”) or (ii) until the time when the U.S. stock markets open for business on April 2, 2012, whichever occurs earlier.

7.10 Specific Performance.

(a) It is agreed that in the event of a breach of any covenant of this Agreement, the aggrieved Party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without necessity of providing actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved Party may be entitled to at law or in equity.

(b) Notwithstanding the provisions set forth in Section 7.7 to the contrary, Sykes or the Seller (but not the Buyer) may elect to pursue an injunction before either – at Sykes or the Seller’s sole discretion – the Courts of competent jurisdiction of the City of Madrid, kingdom of Spain or the City of New York, United States of America, in order to seek specific performance of the Buyer’s covenants set forth in Section 2.5 hereto.

7.11 Authorization for Initialization of Schedules and Exhibits. Sykes and the Seller hereby appoint, indistinctively, Joaquín Acuña and Matthias Grupp with the authority to initialize each page of this Agreement (other than the signature page) and all schedules and exhibits hereto on behalf of Sykes and the Seller.

[signature page to follow]

BY:	BY:

SEI International Services S.a.r.l.	Sykes Enterprises, Incorporated

Name: James T. Holder	Name: James T. Holder
Title: Attorney in fact	Title: Attorney in fact
Date:	Date:

Eugenio Arceu García

D.N.I.